EXHIBIT 99.1

Evolving Systems Announces Signing of Definitive Agreement to Acquire Lumata

Latest Acquisition in Customer Value Management Adds to Managed Service and Technology Offering; Strengthens Global Presence and Adds New Customer Accounts

ENGLEWOOD, Colorado, August 16, 2017 — Evolving Systems, Inc. (NASDAQ: EVOL), a leader in real-time analytics, customer acquisition and customer value management solutions and services, today announced it has signed a definitive agreement to acquire the business operations of Lumata Holdings Ltd.

Lumata Holdings Ltd. (“Lumata”) is a leading global provider of real-time, next generation loyalty and customer lifecycle management software and services. It delivers tools and marketing expertise to service providers and brands that enable them to unlock the value in their customer data. With a customer base spanning Europe, Africa, Central America and Southeast Asia, this acquisition further strengthens Evolving Systems solutions offering, expands its geographic footprint and adds to its global customer base. Lumata services many of the world’s leading and emerging mobile operators including Orange, Telefonica and other Tier 1 operators in Europe and around the world. The transaction is expected to close in September.

“Thanks to the widespread adoption of mobile, the next generation of customer value management is moving beyond traditional CRM and loyalty to highly personalized and contextual, real-time, omni-channel consumer engagement in the telecom, financial services and retail verticals,” said Thomas Thekkethala, Chief Executive Officer of Evolving Systems. “Lumata has been a pioneer in this area making it an ideal complement to our growing array of next-generation Customer Value Management offerings and we are very excited to announce this latest milestone in our business transformation.”

Adhish Kulkarni and Mo Firouzabadian, co-CEOs of Lumata, added, “Evolving Systems shares our vision for the future of real-time loyalty and customer lifecycle management and our commitment to help customers build their businesses with big data. Leveraging the complementary strengths, technology, and expertise, we look forward to the next stage of our development as a part of this growing organization.”

The acquisition of Lumata follows Evolving Systems’ acquisitions of Sixth Sense Media in 2015, and Business Logic Systems in 2017. The combination of expertise and technology from all three companies gives Evolving Systems a powerful platform from which to build a global leadership position in Customer Value Management.

About Evolving Systems®
Evolving Systems, Inc. (NASDAQ: EVOL) is a provider of software and services for connected mobile devices to over 90 network operators in 66 countries worldwide. The Company’s portfolio includes market-leading solutions and services for real-time analytics, customer acquisition and customer value management. Founded in 1985, the Company has its headquarters in Englewood, Colorado, with offices in the United States, United Kingdom, India, Malaysia and Romania. For more information please visit www.evolving.com or follow us on Twitter at http://twitter.com/EvolvingSystems.

CAUTIONARY STATEMENT
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk.  Specifically, statements about the impact and ability of the solution described in this press release to handle future needs of customers are forward-looking statements. These statements are based on our expectations and are naturally subject to uncertainty and changes in circumstances. Readers should not place undue reliance on these forward-looking statements, and the Company may not undertake to update these statements. Actual results could vary materially from these expectations.  For a more extensive discussion of Evolving Systems’ business, and important factors that could cause actual results to differ materially from those contained in the forward-looking statements, please refer to the Company’s Form 10-K filed with the SEC on March 28, 2017; Forms 10-Q, 10-Q/A, 8-K and 8-K/A; press releases and the Company’s website.

Investor Relations Contact:

Michael Glickman

Senior Vice President, Investor Relations

GW Communications (for Evolving Systems)

Tel: (917) 397-2272

Email: mglickman@GWCco.com